UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  August 25, 2008

LINENS HOLDING CO.

LINENS ’N THINGS, INC.

LINENS ’N THINGS CENTER, INC.

(Exact names of registrants as specified in their charters)

Delaware Delaware California (States or other jurisdictions of incorporation)	333-135646-12 001-12381 333-135646-11 (Commission File Numbers)	20-4192917 22-3463939 59-2740308 (IRS Employer Identification Nos.)

6 Brighton Road, Clifton, New Jersey  07015

(Address of principal executive offices)  (Zip Code)

(973) 778-1300

(Registrants’ telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrants under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01       Other Events.

As previously disclosed, on May 2, 2008, Linens Holding Co. and each of its direct and indirect U.S. subsidiaries, including Linens ‘n Things, Inc. and Linens ‘n Things Center, Inc. (collectively, the “Debtors”), filed voluntary petitions for relief under Chapter 11 of the United States Bankruptcy Code (the “Chapter 11 Proceeding”) in the United States Bankruptcy Court for the District of Delaware (the “Bankruptcy Court”) (Case No. 08-10832).

On August 25, 2008, the Debtors filed with the Bankruptcy Court their monthly operating report for the fiscal month June 29, 2008 through July 26, 2008 (the “Monthly Operating Report”).  A copy of the Monthly Operating Report is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

The registrants caution investors and potential investors not to place undue reliance upon the information contained in the Monthly Operating Report, which was not prepared for the purpose of providing the basis for an investment decision relating to any securities of the registrants.  The Monthly Operating Report is limited in scope, covers a limited time period, and has been prepared solely for the purpose of complying with the monthly reporting requirements of the Office of the United States Trustee.  The Monthly Operating Report was not audited or reviewed by independent accountants, is in a format prescribed by applicable requirements of the Office of the United States Trustee, and is subject to future adjustment and reconciliation.  There can be no assurance that, from the perspective of an investor or potential investor in the securities of the registrants, the Monthly Operating Report contains any information beyond that required by the Office of the United States Trustee.  The Monthly Operating Report also contains information for periods which are shorter or otherwise different from those required in the registrants’ reports pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and such information might not be indicative of the registrants’ financial condition or operating results for the period that would be reflected in the registrants’ financial statements or in their reports pursuant to the Exchange Act.  Results set forth in the Monthly Operating Report should not be viewed as indicative of future results.

This Current Report on Form 8-K and Exhibit 99.1 hereto may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 with respect to the registrants’ financial condition, results of operations, and business that is not historical information.  As a general matter, forward-looking statements are those focused upon future or anticipated events or trends and expectations and beliefs relating to matters that are not historical in nature.  The words “ believe,” “expect,” “plan,” “intend,” “estimate,” or “anticipate” and similar expressions, as well as future or conditional verbs such as “will,” “should,”  “would,” and “could,” often identify forward-looking statements.  The registrants believe there is a reasonable basis for their expectations and beliefs, but they are inherently uncertain, and the registrants may not realize their expectations and their beliefs may not prove correct.  The registrants undertake no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events, or otherwise.  The registrants’ actual results and future financial condition may differ materially from those described or implied by any such forward-looking statements as a result of many factors that may be outside the registrants control.  Such factors include, without limitation: (i) the ability of the registrants to continue as a going concern; (ii) the registrants’ ability to obtain Bankruptcy Court approval with respect to motions in the Chapter 11 Proceeding; (iii) the ability of the registrants to develop, prosecute, confirm, and consummate one or more plans of reorganization or liquidation with respect to the Chapter 11 Proceeding; (iv) risks associated with third parties seeking and obtaining court approval for the appointment of a Chapter 11 trustee; (v) the ability of the registrants to obtain and maintain normal terms with vendors and service providers; and (vi) the potential adverse impact of the Chapter 11 Proceeding on the registrants’ liquidity or results of operations.  This list is not intended to be exhaustive.

Item 9.01                                           Financial Statements and Exhibits.

(d)                                                         Exhibits.

99.1                          Monthly Operating Report for the Period June 29, 2008 through July 26, 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrants have duly caused this report to be signed on their behalf by the undersigned hereunto duly authorized.

Dated:  September 9, 2008

LINENS HOLDING CO.
LINENS ’N THINGS, INC.
LINENS ’N THINGS CENTER, INC.
(Registrants)

By:	/s/ Francis M. Rowan
Francis M. Rowan
Senior Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Monthly Operating Report for the Period June 29, 2008 through July 26, 2008.